AMENDED AND RESTATED SECURITY AGREEMENT
                                    (Pledge)

                                       By

                          TESORO PETROLEUM CORPORATION

                                  in favor of

                                BANQUE PARIBAS,
                            as Administrative Agent,



                                  June 7, 1996


                    AMENDED AND RESTATED SECURITY AGREEMENT
                                    (Pledge)

        THIS AMENDED AND RESTATED SECURITY AGREEMENT (Pledge) is made as of June 7, 1996, by TESORO PETROLEUM CORPORATION, a Delaware corporation, with principal offices at 8700 Tesoro Drive, San Antonio, Texas 78217 ("Pledgor"); in favor of BANQUE PARIBAS, with offices at 1200 Smith Street, Houston, Texas 77002, as Administrative Agent ("Secured Party") for the Issuing Banks and the Lenders parties to the Credit Agreement referred to below.

                                    RECITALS

    A. On April 20, 1994, the Pledgor, Texas Commerce Bank National Association, individually and as agent, Banque Paribas, individually and as co-agent and the other financial institutions parties thereto entered into a Credit Agreement (as amended from time to time, the "Prior Credit Agreement").

    B. The conditions precedent to the effectiveness of the Credit Agreement included the execution and delivery by Pledgor of that certain Pledge Agreement dated of even date therewith (the "Prior Security Agreement").

    C. On even date herewith, Pledgor, Secured Party, The Bank of Nova Scotia, as Documentation Agent and the other financial institutions parties thereto (the "Lenders") are entering into an Amended and Restated Credit Agreement (as amended from time to time, the "Credit Agreement").

    D. Therefore, in view of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Pledgor and Secured Party agree to amend and restate the Prior Security Agreement as follows:


                                   ARTICLE I

                                  Definitions

    Section 1.01 Terms Defined Above or in the Credit Agreement. As used in this Security Agreement, the terms defined above shall have the meanings respectively assigned to them. Other capitalized terms which are defined in the Credit Agreement, but which are not defined herein shall have the same meanings as defined in the Credit Agreement.

    Section 1.02 Certain Definitions. As used in this Security Agreement, the following terms shall have the following meanings, unless the context otherwise requires:

         "Code" shall mean the Uniform Commercial Code as presently in effect in the State of Texas. Unless otherwise indicated by the context herein, all uncapitalized terms which are defined in the Code shall have their respective meanings as used in Articles 8 and 9 of the Code.

         "Collateral" shall mean the following types or items of property:

         (a) The securities described or referred to in Exhibit A attached hereto and made a part hereof; and

         (b) (i) all shares of, all securities convertible or exchangeable into, and all warrants, options or other rights to purchase shares of, stock of any of the Issuers; (ii) all certificates or instruments representing such additional shares, convertible or exchangeable securities, warrants, and other rights and all proceeds, income and profits thereon, and all interest, dividends and other payments, property and distributions with respect thereto; (iii) all proceeds received or receivable by the Pledgor in cash, stock or otherwise, from any sale of substantially all the assets of any Issuer; (iv) all proceeds received or receivable by the Pledgor, in cash, stock or otherwise, from any recapitalization, reclassification, merger, dissolution, liquidation or other termination of the existence of any Issuer; (v) all other proceeds or assets received or receivable by the Pledgor in respect of its status as a shareholder of any Issuer; and (vi) any proceeds of any of the foregoing. The inclusion of proceeds in this Agreement does not authorize the Pledgor to sell, dispose of or otherwise use the Collateral in any manner not specifically authorized hereby.
    Contemporaneously with the execution and delivery hereof, the Pledgor is delivering to Secured Party in pledge hereunder the certificates and other instruments evidencing all Pledged Securities owned by the Pledgor as of the date hereof.

         (c) It is expressly contemplated that additional securities or other property may from time to time be pledged, assigned or granted to Secured Party as additional security for the Obligations, and the term "Collateral" as used herein shall be deemed for all purposes hereof to include all such additional securities and property, together with all other property of the types described above related thereto.

         "Event of Default" shall mean any event specified in Section 6.01.

         "Issuer" shall mean those entities listed on Schedule 1.02 hereto and any other direct Subsidiary of Pledgor whether now owned or hereafter acquired by Pledgor which is an issuer of Pledged Securities pursuant to this Security Agreement.

         "Obligations" shall mean: (i) the Lender Indebtedness described in the Credit Agreement, including without limitation, the Letter of Credit Liabilities and the Notes, and any and all renewals, extensions for any period, rearrangements or enlargements thereof and any interest accrued thereon, whether pre-petition or post-petition; (ii) payment of and performance of any and all present or future obligations of Pledgor according to the terms of any present or future interest or currency rate swap, rate cap, rate floor, rate collar, exchange transaction, forward rate agreement or other exchange or rate protection agreements or any option with respect to any such transaction now existing or hereafter entered into between Pledgor and Secured Party or any of the Lenders (or any of their Affiliates) and authorized pursuant to the terms of the Credit Agreement; (iii) payment of and performance of any and all present or future obligations of Pledgor according to the terms of any present or future swap agreements, cap, floor, collar, exchange transaction, forward agreement or other exchange or protection agreements relating to crude oil, natural gas or other hydrocarbons or any option with respect to any such transaction now existing or hereafter entered into between Pledgor and Secured Party or any of the Lenders (or any of their Affiliates) and authorized pursuant to the terms of the Credit Agreement; (iv) the performance of all obligations and agreements under the Financing Documents, including this Security Agreement; and (v) all interest accrued and earned, charges, expenses, attorneys' or other fees and any other sums payable to or incurred by Secured Party, any Issuing Bank or any Lender in connection with the execution, administration or enforcement of their rights and remedies hereunder or any other Financing Document.

         "Obligor" shall mean any Person, other than Pledgor, liable (whether directly or indirectly, primarily or secondarily) for the payment or performance of any of the Obligations whether as maker, co-maker, endorser, guarantor, accommodation party, general partner or otherwise.

         "Pledged Securities" shall mean all of the securities and other property (whether or not the same constitutes a "security" under the Code) referred to in Section 1.02 and all additional securities (as that term is defined in the Code), if any, constituting Collateral under this Security Agreement.

         "Security  Agreement"  shall  mean  this  Amended and Restated Security
    Agreement (Pledge), as the same may from time to time be amended or supplemented.


                                   ARTICLE II

                               Security Interest

    Section 2.01 Pledge. Pledgor hereby pledges, assigns and grants to Secured Party, for its benefit and the benefit of the Lenders and the Issuing Banks, a security interest in the Collateral to secure the prompt payment and performance of the Obligations. This security interest is granted as security only and shall not subject Secured Party, any Issuing Bank or any Lender to, or transfer or in any way affect or modify, any obligation or liability of the Pledgor or any Obligor with respect to any of the Collateral, the Obligations or any transaction in connection therewith.

    Section 2.02   Transfer  of  Collateral.   All  certificates  or instruments
representing or evidencing the Pledged Securities shall be delivered to and held pursuant hereto by Secured

Party or a Person designated by Secured Party and shall be in suitable form for transfer by delivery, or shall be accompanied by duly executed instruments of transfer or assignment in blank, and accompanied by any required transfer tax stamps, or (in the case of either certificated or uncertificated securities) Secured Party shall have been provided with evidence that the Pledged Securities have been otherwise transferred to Secured Party in accordance with Section
8.301 of the Code, all in form and substance satisfactory to Secured Party. Notwithstanding the preceding sentence, at Secured Party's discretion, all Pledged Securities must be delivered or transferred in such manner as to permit Secured Party to be a "protected purchaser" to the extent of its security interest as provided in Section 8.303 of the Code (if Secured Party otherwise qualifies as a bona fide purchaser). Upon the occurrence and continuance of an Event of Default and after any notice and cure periods provided for in the Credit Agreement, Secured Party shall have the right, at any time in its discretion and without notice to Pledgor, to transfer to or to register in the name of Secured Party or any of its nominees any or all of the Pledged Securities, subject only to the revocable rights specified in Section 6.06. In addition, upon the occurrence and continuance of an Event of Default and after any notice and cure periods provided for in the Credit Agreement, Secured Party shall have the right at any time to exchange certificates or instruments representing or evidencing Pledged Securities for certificates or instruments of smaller or larger denominations.


                                  ARTICLE III

                         Representations and Warranties

    In order to induce Secured Party, the Issuing Banks and the Lenders to accept this Security Agreement, Pledgor represents and warrants to Secured Party, the Issuing Banks and the Lenders (which representations and warranties will survive the creation and payment of the Obligations) that:

    Section 3.01 Ownership of Collateral; Encumbrances. Pledgor is the legal and beneficial owner of the Collateral free and clear of any adverse claim, lien, security interest, option or other charge or encumbrance except for the security interest created by this Security Agreement, and Pledgor has full right, power and authority to pledge, assign and grant a security interest in the Collateral to Secured Party.

    Section 3.02 No Required Consent. No authorization, consent, approval or other action by, and no notice to or registration, recordation or filing with, any governmental authority or regulatory body is required for (i) the due execution, delivery and performance by Pledgor of this Security Agreement, (ii) the grant by Pledgor of the security interest granted by this Security Agreement, (iii) the perfection of such security interest or (iv) the exercise by Secured Party of its rights and remedies under this Security Agreement. Neither the Pledgor nor any of its Subsidiaries has performed or will perform any acts which might prevent Secured Party from enforcing any of the terms and conditions of this Security Agreement or which would limit Secured Party in any such enforcement.

    Section 3.03 Pledged Securities. The Pledged Securities have been duly authorized and validly issued, are fully paid and non-assessable and constitute 100% of the issued and outstanding shares of capital stock of the Issuer thereof.

    Section 3.04 First Priority Security Interest. The pledge of Pledged Securities pursuant to this Security Agreement creates a valid and perfected first priority security interest in the Collateral, enforceable against Pledgor and all third parties and securing payment of the Obligations.


                                   ARTICLE IV

                            Covenants and Agreements

    Pledgor will at all times comply with the covenants and agreements contained in this Article IV, from the date hereof and for so long as any part of the Obligations are outstanding.

    Section 4.01 Sale, Disposition or Encumbrance of Collateral. Pledgor will not in any way encumber any of the Collateral (or permit or suffer any of the Collateral to be encumbered) or sell, pledge, assign, lend or otherwise dispose of or transfer any of the Collateral to or in favor of any Person other than Secured Party. The Pledgor is not and will not become a party to or otherwise be bound by any agreement, other than this Agreement, which restricts in any manner the rights of any present or future holder of any of the Pledged Securities with respect thereto.

    Section 4.02 Dividends or Distributions. So long as no Event of Default shall have occurred and be continuing, Pledgor shall be entitled to receive and retain any and all dividends and interest paid in respect of the Collateral, provided, however, that any and all:

         (a) dividends and interest paid or payable other than in cash in respect of, and instruments and other property received, receivable or otherwise distributed in respect of, or in exchange for (including, without limitation, any certificate or share purchased or exchanged in connection with a tender offer or merger agreement), any Collateral,

         (b) dividends and other distributions paid or payable in cash in respect of any Collateral in connection with a partial or total liquidation or dissolution or in connection with a reduction of capital, capital surplus or paid-in surplus, or reclassification, and

         (c)  cash  paid,  payable  or  otherwise  distributed  in  respect   of
    principal of, or in redemption of, or in exchange for, any Collateral,

    shall be, and shall be forthwith delivered to Secured Party to hold as, Collateral and shall, if received by Pledgor, be received in trust for the benefit of Secured Party, be segregated from the other property or funds of Pledgor, and be forthwith delivered to Secured Party as Collateral in the same form as so received (with any necessary indorsement).

    Section 4.03 Records and Information. Pledgor shall keep accurate and complete records of the Collateral (including proceeds, payments, distributions, income and profits). Upon reasonable notice and without undue interference with the Pledgor's business, Secured Party may at any time during normal business hours have access to, examine, audit, make extracts from and inspect without hindrance or delay Pledgor's records, files and the Collateral.

    Section 4.04 Further Assurances. Upon the request of Secured Party, Pledgor shall (at Pledgor's expense) execute and deliver all such assignments, certificates, instruments, securities, financing statements, notifications to financial intermediaries, clearing corporations, Issuers of securities or other third parties or other documents and give further assurances and do all other acts and things as Secured Party may reasonably request to perfect Secured Party's interest in the Collateral or which is necessary to protect, enforce or otherwise effect Secured Party's rights and remedies hereunder.

    Section 4.05 Stock Powers. Pledgor shall furnish to Secured Party such stock powers and other instruments as may be required by Secured Party to assure the transferability of the Collateral when and as often as may be requested by Secured Party.

    Section 4.06   Rights to Sell.

         (a) If Secured Party shall determine to exercise its rights to sell all or any of the Collateral pursuant to its rights hereunder, Pledgor agrees that, upon request of Secured Party, Pledgor will, at its own expense:

              (i) use its best efforts to qualify the Collateral under the state securities or "Blue Sky" laws and to obtain all necessary governmental approvals for the sale of the Collateral, as requested by Secured Party; and

              (ii) use its best efforts to do or cause to be done all such others acts and things as may be necessary to make such sale of the Collateral or any part thereof valid and binding and in compliance with applicable law.

         (b) Pledgor further acknowledges the impossibility of ascertaining the amount of damages which would be suffered by Secured Party, the Issuing Banks and the Lenders by reason of the failure by Pledgor to perform any of the covenants contained in this Section 4.06 and consequently agrees that if Pledgor shall fail to perform any of such covenants, it shall pay, as liquidated damages, and not as penalty, an amount equal to the value of the Collateral on the date the Secured Party shall demand compliance with this
    Section 4.06.

    Section 4.07 Voting and Other Consensual Rights. Except to the extent otherwise provided in Section 6.06(d), Pledgor shall be entitled to exercise any and all voting and other consensual rights pertaining to the Collateral or any part thereof for any purpose not inconsistent with the terms of this Security Agreement; provided however, that Pledgor shall not exercise or refrain from exercising any such right if such action would have a material adverse effect on the value of the Collateral or any part thereof, and, provided, further, that upon request of Secured Party at any time or from time to time, Pledgor shall give Secured Party prompt written notice of the manner in which Pledgor has exercised, or the reasons for refraining from exercising, any such right.

    Section 4.08 Pledged Securities Percentage. The Pledged Securities will at all times constitute at least 100% of the issued and outstanding shares of capital stock of the Issuer thereof. Pledgor will not, to the extent it may legally do so, (a) permit any Issuer to issue any additional or substitute shares of stock of any class, or (b) amend any Issuer's charter or by-laws or other constitutional documents in any way which would reasonably be expected to materially and adversely affect the rights of Secured Party, the Issuing Banks or the Lenders, without the prior written consent of the Majority Lenders.


                                   ARTICLE V

                  Rights, Duties, and Powers of Secured Party

    The following rights, duties and powers of Secured Party are applicable irrespective of whether an Event of Default occurs and is continuing:

    Section 5.01 Discharge Encumbrances. Secured Party may, at its option, after giving Pledgor three (3) days prior notice, discharge any taxes, liens, security interests or other encumbrances at any time levied or placed on the Collateral. Pledgor agrees to reimburse Secured Party within 30 days of demand for any payment so made, plus interest on the portion thereof from time to time remaining unpaid from the date of Secured Party's demand at the rate for overdue principal and interest set forth in Section 2.06(c) of the Credit Agreement.

    Section 5.02 Transfer of Collateral. Secured Party may, at its option, after giving Pledgor three (3) days prior notice, transfer any or all of the Obligations, and upon any such transfer Secured Party may transfer its interest in any or all of the Collateral and shall be fully discharged thereafter from all liability therefor. Any transferee of the Collateral shall be vested with all rights, powers and remedies of Secured Party hereunder.

    Section 5.03 Cumulative and Other Rights. The rights, powers and remedies of Secured Party hereunder are in addition to all rights, powers and remedies given by law or in equity. The exercise by Secured Party of any one or more of the rights, powers and remedies herein shall not be construed as a waiver of any other rights, powers and remedies, including, without limitation, any other rights of set-off. If any of the Obligations are given in renewal, extension for any period or rearrangement, or applied toward the payment of debt secured by any lien, Secured Party shall be, and is hereby, subrogated to all the rights, titles, interests and liens securing the debt so renewed, extended, rearranged or paid.

    Section 5.04   Disclaimer of Certain Duties.

         (a) The powers conferred upon Secured Party by this Agreement are to protect its interest in the Collateral and shall not impose any duty upon Secured Party, any Issuing Bank or any Lender to exercise any such powers. Pledgor hereby agrees that Secured Party shall not be liable for, nor shall the indebtedness evidenced by the Obligations be diminished by, Secured Party's delay or failure to collect upon, foreclose, sell, take possession of or otherwise obtain value for the Collateral.

         (b) To the fullest extent permitted by applicable law, Secured Party shall be under no duty whatsoever (except as may be required under the Credit Agreement) to make or give any presentment, notice of dishonor, protest, demand for performance, notice of non-performance, notice of intent to accelerate, notice of acceleration, or other notice or demand in connection with any Collateral or the Obligations, or to take any steps necessary to preserve any rights against any Obligor or other Person. Pledgor waives any right of marshaling in respect of any and all Collateral, and waives any right to require Secured Party, any Issuing Bank or any Lender to proceed against any Obligor or other Person, exhaust any Collateral or enforce any other remedy which Secured Party, any Issuing Bank or any Lender now has or may hereafter have against any Obligor or other Person.

    Section 5.05   Modification  of Obligations; Other Security.  Pledgor waives
(i) any and all notice of acceptance, creation, modification, rearrangement, renewal or extension for any period of any instrument executed by any Obligor in connection with the Obligations and (ii) to the fullest extent permitted by applicable law, any defense of any Obligor by reason of disability, lack of authorization, cessation of the liability of any Obligor or for any other reason. Pledgor authorizes Secured Party, without notice or demand and without any reservation of rights against Pledgor and without affecting Pledgor's liability hereunder or on the Obligations, from time to time to (x) take and hold other property, other than the Collateral, as security for the Obligations, and exchange, enforce, waive and release any or all of the Collateral, (y) apply the Collateral in the manner permitted by this Security Agreement and (z) renew, extend for any period, accelerate, amend or modify, supplement, enforce, compromise, settle, waive or release the obligations of any Obligor or any instrument or agreement of such other Person with respect to any or all of the Obligations or Collateral.

    Section 5.06 Custody and Preservation of the Collateral. Secured Party shall be deemed to have exercised reasonable care in the custody and preservation of the Collateral in its possession if the Collateral is accorded treatment substantially equal to that which comparable secured parties accord comparable collateral, it being understood and agreed, however, that neither Secured Party, any Issuing Bank nor any Lender shall have responsibility for (i) ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders or other matters relative to any Collateral, whether or not Secured Party has or is deemed to have knowledge of such matters, or (ii) taking any necessary steps to preserve rights against Persons or entities with respect to any Collateral.

                                   ARTICLE VI

                               Events of Default

    Section 6.01 Events. It shall constitute an Event of Default under this Security Agreement if an Event of Default occurs and is continuing under the Credit Agreement.

    Section 6.02 Remedies. Upon the occurrence and during the continuance of any Event of Default, Secured Party may take any or all of the following actions without notice (except where expressly required below or in the Credit Agreement) or demand to Pledgor:

         (a)  Declare  all  or  part   of   the  indebtedness  pursuant  to  the
    Obligations immediately due and payable and enforce payment of the same by Pledgor or any Obligor.

         (b)  Sell,  in  one  or  more  sales  and  in  one  or more parcels, or otherwise dispose of any or all of the Collateral in any commercially reasonable manner as Secured Party may elect, in a public or private transaction, at any location as deemed reasonable by Secured Party either for cash or credit or for future delivery at such price as Secured Party may deem fair, and (unless prohibited by the Code, as adopted in any applicable jurisdiction) Secured Party, any Issuing Bank or any Lender may be the purchaser of any or all Collateral so sold and may apply upon the purchase price therefor any Obligations secured hereby. Any such sale or transfer by Secured Party either to itself or to any other Person shall be absolutely free from any claim of right by Pledgor, including any equity or right of redemption, stay or appraisal which Pledgor has or may have under any rule of law, regulation or statute now existing or hereafter adopted. Upon any such sale or transfer, Secured Party shall have the right to deliver, assign and transfer to the purchaser or transferee thereof the Collateral so sold or transferred. If Secured Party deems it advisable to do so, it may restrict the bidders or purchasers of any such sale or transfer to Persons or entities who will represent and agree that they are purchasing the Collateral for their own account and not with the view to the distribution or resale of any of the Collateral. Secured Party may, at its discretion, provide for a public sale, and any such public sale shall be held at such time or times within ordinary business hours and at such place or places as Secured Party may fix in the notice of such sale. Secured Party shall not be obligated to make any sale pursuant to any such notice. Secured Party may, without notice or publication, adjourn any public or private sale by announcement at any time and place fixed for such sale, and such sale may be made at any time or place to which the same may be so adjourned. In the event any sale or transfer hereunder is not completed or is defective in the opinion of Secured Party, such sale or transfer shall not exhaust the rights of Secured Party hereunder, and Secured Party shall have the right to cause one or more subsequent sales or transfers to be made hereunder. If only part of the Collateral is sold or transferred such that the Obligations remain outstanding (in whole or in part), Secured Party's rights and remedies hereunder shall not be exhausted, waived or modified, and Secured Party is specifically empowered to make one or more successive sales or transfers until all the Collateral shall be sold or transferred and all the Obligations are paid. In the event that Secured Party elects not to sell the Collateral, Secured Party retains its rights to dispose of or utilize the Collateral or any part or parts thereof in any manner authorized or permitted by law or in equity, and to apply the proceeds of the same towards payment of the Obligations. Each and every method of disposition of the Collateral described in this subsection or in subsection (d) shall constitute disposition in a commercially reasonable manner.

         (c) Apply proceeds of the disposition of the Collateral to the Obligations in any manner elected by Secured Party and permitted by the Code or otherwise permitted by law or in equity. Such application may include, without limitation, the reasonable attorneys' fees and legal expenses incurred by Secured Party, the Issuing Banks and the Lenders.

         (d) Appoint any Person as agent to perform any act or acts necessary or incident to any sale or transfer by Secured Party of the Collateral.

         (e) Execute, assign and endorse negotiable and other instruments for the payment of money, documents of title or other evidences of payment, shipment or storage for any form of Collateral on behalf of and in the name of Pledgor.

    Section 6.03 Attorney-in-Fact. Pledgor hereby irrevocably appoints Secured Party as Pledgor's attorney-in-fact, with full authority in the place and stead of Pledgor and in the name of Pledgor or otherwise, from time to time in Secured Party's reasonable discretion upon the occurrence and during the continuance of an Event of Default and after any applicable notice and cure period provided for in the Credit Agreement, but at Pledgor's cost and expense, to take any action and to execute any assignment, certificate, financing statement, stock power, notification, document or instrument which Secured Party may deem necessary or advisable to accomplish the purposes of this Security Agreement, including, without limitation, to receive, endorse and collect all instruments made payable to Pledgor representing any dividend, interest payment or other distribution in respect of the Collateral or any part thereof and to give full discharge for the same.

    Section 6.04 Liability for Deficiency. If any sale or other disposition of Collateral by Secured Party or any other action of Secured Party, any Issuing Bank or any Lender hereunder results in reduction of the Obligations, such action will not release Pledgor from its liability to Secured Party, the Issuing Banks and the Lenders for any unpaid Obligations, including reasonable costs, charges and expenses incurred in the liquidation of Collateral, together with interest thereon, and the same shall be immediately due and payable to Secured Party at Secured Party's address set forth in the opening paragraph hereof.

    Section 6.05 Reasonable Notice. If any applicable provision of any law requires Secured Party, any Issuing Bank or any Lender to give reasonable notice of any sale or disposition or other action, Pledgor hereby agrees that fifteen (15) days' prior written notice shall constitute reasonable notice thereof. Such notice, in the case of public sale, shall state the time and place fixed for such sale and, in the case of private sale, the time after which such sale is to be made.

    Section 6.06   Pledged  Securities.   Upon  the  occurrence  and  during the
continuance of an Event of Default and after any applicable notice and cure period provided for in the Credit Agreement:

         (a) All rights of Pledgor to receive the dividends and interest payments which it would otherwise be authorized to receive and retain pursuant to Section 4.02 shall cease, and all such rights shall thereupon become vested in Secured Party who shall thereupon have the sole right to receive and hold as Collateral such dividends and interest payments, but Secured Party shall have no duty to receive and hold such dividends and interest payments and shall not be responsible for any failure to do so or delay in so doing.

         (b) All dividends and interest payments which are received by Pledgor contrary to the provisions of this Section 6.06 shall be received in trust for the benefit of Secured Party, shall be segregated from other funds of Pledgor and shall be forthwith paid over to Secured Party as Collateral in the same form as so received (with any necessary indorsement).

         (c) Secured Party may exercise any and all rights of conversion, exchange, subscription or any other rights, privileges or options pertaining to any of the Pledged Securities as if it were the absolute owner thereof, including without limitation, the right to exchange at its discretion, any and all of the Pledged Securities upon the merger, consolidation, reorganization, recapitalization or other readjustment of any Issuer of such Pledged Securities or upon the exercise by any such Issuer or Secured Party of any right, privilege or option pertaining to any of the Pledged Securities, and in connection therewith, to deposit and deliver any and all of the Pledged Securities with any committee, depository, transfer agent, registrar or other designated agency upon such terms and conditions as it may determine, all without liability except to account for property actually received by it, but Secured Party shall have no duty to exercise any of the aforesaid rights, privileges or options and shall not be responsible for any failure to do so or delay in so doing.

         (d) All rights of Pledgor to exercise the voting and other consensual rights which Pledgor would otherwise be entitled to exercise pursuant to
    Section 4.07 with respect to the Pledged Securities issued by such Issuer shall cease, and all such rights shall thereupon become vested in Secured Party who shall thereupon have the sole right to exercise such voting and other consensual rights, but Secured Party shall have no duty to exercise any such voting or other consensual rights and shall not be responsible for any failure to do so or delay in so doing.

    Section 6.07 Non-judicial Enforcement. Secured Party may enforce its rights hereunder without prior judicial process or judicial hearing, and to the extent permitted by law Pledgor expressly waives any and all legal rights which might otherwise require Secured Party to enforce its rights by judicial process.

    Section 6.08 Private Sale of Pledged Securities. Pledgor recognizes that Secured Party may deem it impracticable to effect a public sale of all or any part of the Pledged Securities and that Secured Party may, therefore, determine to make one or more private sales of any such Pledged Securities to a restricted group of purchasers who will be obligated to agree, among other things, to acquire such Pledged Securities for their own account, for investment and not with a view to the distribution or resale thereof. Pledgor acknowledges that any such private sale may be at prices and on terms less favorable to the seller than the prices and other terms which might have been obtained at a public sale and, notwithstanding the foregoing, agrees that such private sale shall be deemed to have been made in a commercially reasonably manner and that Secured Party shall have no obligation to delay sale of any such Pledged Securities for the period of time necessary to permit Pledgor to register such Pledged Securities for public sale under the Securities Act of 1933, as amended (the "Securities Act"). Pledgor further acknowledges and agrees that any offer to sell such Pledged Securities which has been (i) publicly advertised on a bona fide basis in a newspaper or other publication of general circulation in the financial community of Houston, Texas (to the extent that such an offer may be so advertised without prior registration under the Securities Act), or (ii) made privately in the manner described above to not less than fifteen (15) bona fide offerees shall be deemed to involve a "public sale" for the purposes of Section 9-504(c) of the Code (or any successor or similar, applicable statutory provision) as then in effect in the State of Texas, notwithstanding that such sale may not constitute a "public offering" under the Securities Act and that Secured Party or any Lender may, in such event, bid for the purchase of such Pledged Securities.



                                  ARTICLE VII

                                 Miscellaneous

    Section 7.01 Notices. Any notice required or permitted to be given under or in connection with this Security Agreement shall be given in accordance with the notice provisions of the Credit Agreement.

    Section 7.02 Amendments and Waivers. Secured Party's, any Issuing Bank's or any Lender's acceptance of partial or delinquent payments or any forbearance, failure or delay by Secured Party in exercising any right, power or remedy hereunder shall not be deemed a waiver of any obligation of Pledgor or any Obligor, or of any right, power or remedy of Secured Party; and no partial exercise of any right, power or remedy shall preclude any other or further exercise thereof. Secured Party may remedy any Event of Default hereunder or in connection with the Obligations without waiving the Event of Default so remedied. Pledgor hereby agrees that if

Secured Party agrees to a waiver of any provision hereunder, or an exchange of or release of the Collateral, or the addition or release of any Obligor or other Person, any such action shall not constitute a waiver of any of Secured Party's other rights or of Pledgor's obligations hereunder. This Security Agreement may be amended only by an instrument in writing in the manner set forth in the Credit Agreement and may be supplemented only by documents delivered or to be delivered in accordance with the express terms hereof.

    Section 7.03 Copy as Financing Statement. A photocopy or other reproduction of this Security Agreement may be delivered by Pledgor or Secured Party to any financial intermediary or other third party for the purpose of transferring or perfecting any or all of the Pledged Securities to Secured Party or its designee or assignee.

    Section 7.04 Possession of Collateral. Secured Party shall be deemed to have possession of any Collateral in transit to it or set apart for it (or, in either case, any of its agents, affiliates or correspondents).

    Section 7.05 Redelivery of Collateral. If any sale or transfer of Collateral by Secured Party results in full satisfaction of the Obligations, and after such sale or transfer and discharge there remains a surplus of proceeds, Secured Party will deliver to Pledgor or such other Person as may be required by a court of competent jurisdiction such excess proceeds in a commercially reasonable time; provided, however, that neither Secured Party, any Issuing Bank nor any Lender shall have any liability for any interest, cost or expense in connection with any reasonable delay in delivering such proceeds to Pledgor.

    Section 7.06 Governing Law; Jurisdiction. This Security Agreement and the security interest granted hereby shall be construed in accordance with and governed by the laws of the State of Texas (except to the extent that the laws of any other jurisdiction govern the perfection and priority of the security interests granted hereby).

    Section 7.07   Continuing Security Agreement.

         (a) Except as may be expressly applicable pursuant to Section 9-505 of the Code, no action taken or omission to act by Secured Party, the Issuing Banks or the Lenders hereunder, including, without limitation, any exercise of voting or consensual rights pursuant to Section 4.07 or any other action taken or inaction pursuant to Section 6.02, shall be deemed to constitute a retention of the Collateral in satisfaction of the Obligations or otherwise to be in full satisfaction of the Obligations, and the Obligations shall remain in full force and effect, until Secured Party, the Issuing Banks and the Lenders shall have applied payments (including, without limitation, collections from Collateral) towards the Obligations in the full amount then outstanding or until such subsequent time as is hereinafter provided in subsection (b) below.

         (b) To the extent that any payments on the Obligations or proceeds of the Collateral are subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to a trustee, debtor in possession, receiver or other Person under any bankruptcy law, common law or equitable cause, then to such extent the Obligations so satisfied shall be revived and continue as if such payment or proceeds had not been received by Secured Party, the Issuing Banks or the Lenders, and Secured Party's, the Issuing Banks' and the Lenders' security interests, rights, powers and remedies hereunder shall continue in full force and effect. In such event, this Security Agreement shall be automatically reinstated if it shall theretofore have been terminated pursuant to Section 7.08.

    Section 7.08 Termination. The grant of a security interest hereunder and all of Secured Party's, the Issuing Banks' and the Lenders' rights, powers and remedies in connection therewith shall remain in full force and effect until the complete payment of the Obligations and the compliance by Pledgor with all covenants and agreements hereof and the termination of the Credit Agreement, at which time Secured Party, at the written request and expense of Pledgor, will release, reassign and transfer the Collateral to Pledgor and declare this Security Agreement to be of no further force or effect. Notwithstanding the foregoing, the provisions of Section 7.07(b) shall survive the termination of this Security Agreement.

    Section 7.09 Counterparts, Effectiveness. This Security Agreement may be executed in two or more counterparts. Each counterpart is deemed an original, but all such counterparts taken together constitute one and the same instrument. This Security Agreement becomes effective upon the execution hereof by Pledgor and delivery of the same to Secured Party, and it is not necessary for Secured Party, any Issuing Bank or any Lender to execute any acceptance hereof or otherwise signify or express its acceptance hereof.

    Section 7.10 Amendment and Restatement. This Security Agreement amends and restates in its entirety the Prior Security Agreement and all its terms, provisions and conditions. Pledgor acknowledges that the liens, claims, rights, titles, interests and benefits created and granted by the Prior Security Agreement continue to exist, remain valid and subsisting, shall not be impaired or released hereby, shall remain in full force and effect and are hereby renewed, extended, carried forward and conveyed as security for the Obligations.

                          [SIGNATURES BEGIN NEXT PAGE]

PLEDGOR:                     TESORO PETROLEUM CORPORATION



                             By: /s/ G. A. Wright
                             Name:     G. A. Wright
                             Title:    Vice President, Corporate
                                       Communications and Treasurer



SECURED PARTY:               BANQUE PARIBAS, AS ADMINISTRATIVE
                             AGENT


                             By: /s/ Brian Malone
                             Name:     Brian Malone
                             Title:    Vice President



                             By: /s/ Barton D. Schouest
                             Name:     Barton D. Schouest
                             Title:    Group Vice President

                                 SCHEDULE 1.02

                                    ISSUERS


Tesoro Alaska Petroleum Company, a Delaware corporation

Tesoro Refining, Marketing & Supply Company, a Delaware corporation

Tesoro Alaska Pipeline Company, a Delaware corporation

Tesoro Exploration and Production Company, a Delaware corporation

Tesoro Gas Resources Company, Inc., a Delaware corporation

Tesoro Natural Gas Company, a Delaware corporation


                                   EXHIBIT A

                               PLEDGED SECURITIES


1. 10 shares of the common stock of Tesoro - Alaskan Petroleum Corporation (now known as Tesoro Alaska Petroleum Company), a Delaware corporation ("TAPC"), registered in the name of Tesoro Petroleum Corporation ("Pledgor") on the books of TAPC, as represented by Certificate No. 1.

2. 1,000 shares of the common stock Nikiski Alaska Pipeline Company (now known as Tesoro Alaska Pipeline Corporation), a Delaware corporation ("Alaska Pipeline"), registered in the name of Pledgor on the books of Alaska Pipeline as represented by Certificate No. 2.

3. 1,000 shares of the common stock of Tesoro Refining, Marketing & Supply Company, a Delaware corporation ("TRMSC"), registered in the name of Pledgor on the books of TRMSC, as represented by Certificate No. 1.

4. 1,000 shares of the common stock of Tesoro Exploration and Production Company, a Delaware corporation ("TEP"), registered in the name of Pledgor on the books of TEP, as represented by Certificate No. 1.

5. 1,000 shares of the common stock of Tesoro Gas Resources Company, Inc., a Delaware corporation ("TGR"), registered in the name of Pledgor on the books of TGR, as represented by Certificate No. 1.

6. 900 shares of the common stock of Tesoro Natural Gas Company, a Delaware corporation ("TNG"), registered in the name of Pledgor on the books of TNG, as represented by Certificate No. 2.

7. 100 shares of the common stock of Tesoro Natural Gas Company, a Delaware corporation ("TNG"), registered in the name of Pledgor on the books of TNG, as represented by Certificate No. 1.